UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2005

CERTEGY INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	001-16427	58-2606325
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Second Avenue South Suite 1100 S St. Petersburg, FL	33701
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (727) 227-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On December 16, 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)), which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS 123). SFAS 123(R) supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and amends SFAS No. 95, “Statement of Cash Flows.” Generally, the approach in SFAS 123(R) is similar to the approach described in SFAS 123. However, SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure in the footnotes to the consolidated financial statements is no longer an alternative.

SFAS 123(R) permits public companies to adopt its requirements using one of two methods:

•	A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123(R) that remain unvested on the effective date.

•	A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosure for either (a) all periods presented or (b) prior interim periods of the year of adoption.

Certegy Inc. (the Company) adopted SFAS 123(R) on January 1, 2005, using the Black-Scholes-Merton option valuation model and the modified retrospective method, restating all prior periods. Prior to January 1, 2005, the Company accounted for stock option awards using APB 25’s intrinsic value method as permitted by SFAS 123. As such, no compensation cost was recognized in the income statement, as the exercise price of stock options equaled the market value of the underlying common stock on the date of grant. Additionally, prior to January 1, 2005, the Company presented all tax benefits of deductions resulting from the exercise of stock options as operating cash flows. SFAS 123(R) requires that such tax benefits be classified as financing cash flows. Prior to the adoption of SFAS 123(R), restricted stock awards were recorded as deferred compensation, a reduction of shareholders’ equity, based on the quoted fair market value of the Company’s stock on the date of grant. The common or treasury stock balances were adjusted on the date of grant to reflect the issuance of the restricted stock awards. Under the provisions of SFAS 123(R), restricted stock awards are not deemed to be issued until the end of the vesting period. Accordingly, SFAS 123(R) requires that compensation cost be recognized over the requisite service period with an offsetting credit to paid-in capital.

The Company has restated, as required by the modified retrospective method under SFAS 123(R), its selected financial data, its management’s discussion and analysis of financial condition and results of operations, and its financial statements and related notes contained in its audited consolidated financial statements at December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 to reflect this change.

The restated items included as Exhibits hereto are restatements of items included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 11, 2005 (the Form 10-K). These restated items continue to speak as of the date of the Form 10-K and the disclosures have not been updated to speak to any later date.

ITEM 8.01	OTHER EVENTS

The disclosure under Item 2.02 of this report and the Exhibits referred to therein are hereby incorporated by reference in response to this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
12.1	Restated Statements re Computation of Ratios.

23.1	Consent of Independent Registered Public Accounting Firm, to incorporation by reference.

99.1	Restated Item 6. Selected Financial Data.

99.2	Restated Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Restated Item 8. Financial Statements and Supplementary Data.

99.4	Supplemental Reconciliations of Restated Consolidated Financial Statements to Previously Reported Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERTEGY INC.

	By:	/s/ MICHAEL T. VOLLKOMMER
Michael T. Vollkommer
Executive Vice President
Date: October 12, 2005		and Chief Financial Officer